Exhibit 10.8

FOURTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Agreement, effective the 27th day of August, 2003 between Dorothy E. Sadler, Jill D. Sadler, and Kurt T. Sadler, personal representatives of the Estate of William S. Sadler, deceased and Dotronix, Inc., a Minnesota corporation.

Reference is hereby made to that certain Loan and Security Agreement dated February 23, 2000, as amended by the First, Second, Third Amendments thereto, hereinafter, collectively, the ( “Loan Agreement”). Capitalized terms that are used in this amendment and that are not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

The parties hereby agreed to amend the Loan Agreement as follows:

1.                                       The parties acknowledge that William S. Sadler, the original Lender died on June 16, 2003.  The parties acknowledge and agree that Dorothy E. Sadler, Jill D. Sadler, and Kurt T. Sadler, have been appointed as personal representatives of the Estate of William S. Sadler, are duly authorized to act on behalf of the Estate, and are hereby substituted as Lender named in the Loan Agreement. References to “Sadler” in said Loan and Security Agreement shall refer to said personal representatives.

2.             The following sentence is added to Paragraph 4 of the Loan Agreement:

“The parties agree that Lender’s security interests shall not extend to that certain Thirty Thousand Dollars ($30,000.00) deposited in

Borrower’s account at following Lending Institution

Anchor Bank

2700 East 7th Avenue

North Saint Paul, MN 55109

Account No. XXXX

3.                                                                                       The parties agree that the number of warrants held by Lender pursuant to Section 8.8 of the Loan Agreement is currently 365,094.

4.                                                                                       Section 9.1 of the Loan Agreement is hereby amended to read as follows:

“9.1 Maturity Date. This Agreement shall continue in effect until The Maturity Date”

5.                             Section 2 of the Schedule to Loan and Security Agreement shall be amended to read as follows:

1

“Section 2.1 - Credit Limit: A. Maximum Dollar Amount.  The total amount outstanding on any Loans at any time shall not exceed One Million Dollars ($1,000,000.00) (“the maximum dollar amount”).  The amount outstanding as of the date of this Amendment is $991,256.84.”

6.                             Section 5.2 of the Schedule to Loan and Security Agreement is hereby deleted.

7.                             Section 9 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

“Section 9 - Term

Section 9.1 - Maturity Date:

November 30, 2003, subject to early termination as provided in Section 9.2 of the Agreement.”

8.                                                                                       Borrower, Dotronix, Inc. hereby ratifies all its representations and warranties contained in the Loan and Security Agreement as if made on the date hereof, and represents that Lender has not breached any of its terms.

9.                                                                                       Borrower, Dotronix, Inc. hereby acknowledges that Lender has properly received the proceeds of Midland National Life Insurance Policy No. 1558908208, and properly applied those proceeds to said Loan.  Borrower, Dotronix, Inc. acknowledges that the parties intended that the proceeds would reduce the amount outstanding and effectuate a reduction in the Credit Limit.

10.                                                                                 The Loan and Security Agreement, as previously amended, and as amended by this Amendment No. 4, is hereby ratified and confirmed.

/s/ Dorothy E. Sadler
Dorothy E. Sadler, Personal Representative of the Estate of William S. Sadler

/s/ Jill D. Sadler
Jill D. Sadler, Personal Representative of the Estate of William S. Sadler

/s/ Kurt T. Sadler
Kurt T. Sadler, Personal Representative of the Estate of William S. Sadler

DOTRONIX, INC.

By:	/s/ Robert V. Kling
Its: Chief Financial Officer